Exhibit 4.1

AUGUST 6, 2003

AMONG

EURAMAX INTERNATIONAL LIMITED,

EURAMAX EUROPEAN HOLDINGS LIMITED, and

EURAMAX EUROPEAN HOLDINGS, B.V.,

AS ISSUERS

AMERIMAX U.K., INC. (f/k/a AMERIMAX HOLDINGS, INC.),

EURAMAX INTERNATIONAL, INC.,

EURAMAX INTERNATIONAL HOLDINGS LIMITED (f/n/a BROOMCO (1922) LIMITED),

EURAMAX CONTINENTAL LIMITED (f/n/a BROOMCO (1953) LIMITED), and

AMERIMAX FABRICATED PRODUCTS, INC.,

AS GUARANTORS

–and–

JPMORGAN CHASE BANK (f/k/a THE CHASE MANHATTAN BANK),

AS TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

in respect of

$135,000,000 11 1/4 % SENIOR SUBORDINATED NOTES DUE 2006

SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of August 6, 2003, by and among EURAMAX INTERNATIONAL LIMITED, a private limited company organized under the laws of England and Wales (“Euramax”), EURAMAX EUROPEAN HOLDINGS LIMITED, a private limited company organized under the laws of England and Wales (“Euramax U.K.”), EURAMAX EUROPEAN HOLDINGS, B.V. (“Euramax, B.V.” and, together with Euramax and Euramax U.K., the “Issuers”), AMERIMAX U.K., INC., a Delaware corporation (formerly known as AMERIMAX HOLDINGS, INC.), (“Amerimax”), EURAMAX INTERNATIONAL, INC., a Delaware corporation (“Euramax U.S.”), EURAMAX INTERNATIONAL HOLDINGS LIMITED (formerly known as BROOMCO (1922) LIMITED), a company incorporated under the laws of England and Wales (“Newco U.K.”), EURAMAX CONTINENTAL LIMITED (formerly known as BROOMCO (1953) LIMITED), a company incorporated under the laws of England and Wales (“Newco U.K. II”), AMERIMAX FABRICATED PRODUCTS, INC., a Delaware corporation (“AFP,” and together with Amerimax, Euramax U.S., Newco U.K., and Newco U.K. II, the “Guarantors”), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as Trustee (the “Trustee”), under the Indenture, dated as of September 25, 1996 (the “Indenture”) pursuant to which $135,000,000 11 1/4% Senior Subordinated Notes due 2006 have been issued (the “Securities”).

WHEREAS, the Issuers and certain of the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of September 25, 1996 (as such indenture has been supplemented and amended to date, the “Existing Indenture,” and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”), providing for the issuance of the Securities;

WHEREAS, the Issuers and certain of the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture dated as of November 18, 1999;

WHEREAS, the Issuers and certain of the Guarantors have heretofore executed and delivered to the Trustee an amended supplemental indenture dated as of December 14, 1999;

WHEREAS, the Issuers and the Guarantors propose to amend the Existing Indenture (the “Proposed Amendments”), which Proposed Amendments must be approved with the written consent of the Holders of a majority of the aggregate principal amount of the outstanding Securities;

WHEREAS, Euramax U.S. and Euramax have solicited the consent of the Holders of the Securities pursuant to the Offer to Purchase and Consent Solicitation Statement dated July 10, 2003, as amended, supplemented or modified (the “Consent Solicitation Statement”), to the Proposed Amendments to the Indenture upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 10.02 of the Indenture, the Issuers and the Guarantors may amend or supplement the Indenture as contemplated hereby provided that the Holders of at least a majority in aggregate principal amount of Securities then outstanding have consented;

WHEREAS, the Issuers have received and delivered to the Trustee the consent of the Holders of a majority in aggregate principal amount of the Securities to the Proposed Amendments;

WHEREAS, the Trustee is in receipt of such written consents;

WHEREAS, each Issuer and each Guarantor has been authorized by a resolution of its respective board of directors to enter into this Second Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate of incorporation and by-laws of the Issuers and the Guarantors to make this Second Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

WHEREAS, pursuant to Section 10.06, the Trustee is authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, following the execution of this Second Supplemental Indenture, the terms hereof will become operative (the “Operative Date”) upon the acceptance for purchase by Euramax U.S. of Securities validly tendered in the Offer to Purchase contemplated by the Consent Solicitation Statement (the “Tender Offer Condition”); and

WHEREAS, the terms of this Second Supplemental Indenture shall be null and void if the Tender Offer Condition does not occur.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That, for and in consideration of the premises herein contained and in order to effect the proposed amendments contained in the Consent Solicitation Statement, pursuant to Sections 10.02 and 10.06 of the Existing Indenture, the Issuers and the Guarantors agree with the Trustee as follows:

ARTICLE ONE

AMENDMENT OF EXISTING INDENTURE

SECTION 1.01.  Amendment of Existing Indenture. Effective as of the Operative Date, this Second Supplemental Indenture amends the Existing Indenture as provided for herein. The Issuers and the Guarantors acknowledge and agree that no amendment or waiver of the provisions described in Section 10.02 (1) though (10) of the Existing Indenture as requiring the consent of each affected Holder has been made hereby.  If the Operative Date does not occur on or prior to October 1, 2003, then the terms of this Second Supplemental Indenture shall be null and void and the Existing Indenture shall continue in full force and effect without any modification hereby.  Euramax U.S. shall give the Trustee prompt notice of the Operative Date.

SECTION 1.02.  Amendment of Section 1.01. Pursuant to Section 10.02 of the Existing Indenture, Section 1.01 of the Existing Indenture is hereby amended by deleting in their entirety the definitions of “Acquired Indebtedness,” “Average Life,” “Capital Stock,” “Consolidated Cash Flow Ratio,” “Consolidated Net Income,” “Disqualified Stock,” “Fabricated Products Business,” “GAAP,” “Investment, “Management Investor,” “Permitted Investment,” “Restricted Payment,” and “Tangible Assets” contained in the Existing Indenture.

SECTION 1.03.  Amendment of Section 1.02. Pursuant to Section 10.02 of the Existing Indenture, Section 1.02 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 1.02. Other Definitions.

Term	Defined in Section

‘‘Additional Amounts’’	4.19
‘‘Bankruptcy Law’’	6.01
‘‘Change of Control’’	4.14
‘‘Custodian’’	6.01
‘‘Event of Default’’	6.01
‘‘Guarantor Blockage Period’’	12.02(a)
‘‘Guarantor Payment Blockage Notice’’	12.02(a)
‘‘IAI Global Security’’	2.01(a)
‘‘144A Global Security’’	2.01(a)
‘‘Paying Agent’’ .	2.03
‘‘Payment Blockage Notice’’	8.02(a)
‘‘Payment Blockage Period’’	8.02(a)
‘‘Regulation S Global Security’’	2.01(a)
‘‘Registrar’’	2.03
‘‘Required Filing Date’’	4.12
‘‘Securities Act Legend’’	2.06(f)
‘‘United States Government Obligation’’	9.01

SECTION 1.04.  Amendment to Section 4.03.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.03 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.03.  [INTENTIONALLY OMITTED.]

SECTION 1.05.  Amendment to Section 4.04.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.04 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.04.  [INTENTIONALLY OMITTED.]

SECTION 1.06.  Amendment to Section 4.06.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.06 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.06.  [INTENTIONALLY OMITTED.]

SECTION 1.07.  Amendment to Section 4.07.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.07 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.07.  Corporate Existence.  Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries that is an Issuer in accordance with the respective organizational documents of each such Restricted Subsidiary.

SECTION 1.08.  Amendment to Section 4.08.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.08 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.08.  [INTENTIONALLY OMITTED.]

SECTION 1.09.  Amendment to Section 4.09.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.09 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.09.  [INTENTIONALLY OMITTED.]

SECTION 1.10.  Amendment to Section 4.10.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.10 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.10.  [INTENTIONALLY OMITTED.]

SECTION 1.11.  Amendment to Section 4.13.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.13 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.13.  [INTENTIONALLY OMITTED.]

SECTION 1.12.  Amendment to Section 4.15.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.15 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.15.  [INTENTIONALLY OMITTED.]

SECTION 1.13.  Amendment to Section 4.16.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.16 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.16.  [INTENTIONALLY OMITTED.]

SECTION 1.14.  Amendment to Section 4.17.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.17 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.17.  [INTENTIONALLY OMITTED.]

SECTION 1.15.  Amendment to Section 4.18.  Pursuant to Section 10.02 of the Existing Indenture, Section 4.18 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.18.  [INTENTIONALLY OMITTED.]

SECTION 1.16.  Amendment to Section 5.01.  Pursuant to Section 10.02 of the Existing Indenture, Section 5.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 5.01.  Restriction on Mergers, Consolidations and Certain Sales of Assets.  The Company will not consolidate with or merge into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to consolidate with or merge into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the ‘‘Surviving Entity’’), is a corporation organized and existing under the laws of the jurisdiction of incorporation of the Company or Restricted Subsidiary or the United States, any state thereof or the District of Columbia; (ii) (a) in the event the consolidation or merger involved an Issuer or all or substantially all of Company’s assets were sold, assigned, leased, conveyed or otherwise disposed of the Surviving Entity assumes by supplemental indenture all of the obligations of such Issuer or the Issuers, as the case may be, under Section 7.07 of this Indenture and under the indemnity provided for in the sixth paragraph of Section 4.19 of this Indenture (the ‘‘Trustee Obligations’’) or (b) in the event the consolidation or merger involved the Guarantor or all or substantially all of the Company’s assets were sold, assigned, leased, conveyed or otherwise disposed of, the Surviving Entity assumed by supplemental indenture all of the obligations of the Guarantor with respect to the Trustee Obligations; and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger or sale, assignment, lease, conveyance, or other disposition and such supplemental indenture, complies with this Article Five and that all conditions precedent herein provided for relating to such transaction have been complied with. The provisions of this Section 5.01 shall not apply to any merger of a Restricted Subsidiary of the Company with or into the Company or a Wholly Owned Subsidiary of the Company or any transaction pursuant to which the Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05. The provisions of this Section 5.01 shall not be applicable to any of the events contemplated by the Reorganization.

SECTION 1.17.  Amendment to Section 5.02.  Pursuant to Section 10.02 of the Existing Indenture, Section 5.02 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 5.02.  Successor Corporation Substituted.  Upon any consolidation of the Company or any Restricted Subsidiary of the Company with, or merger of the Company or such Restricted Subsidiary into, any other Person or any sale, assignment, lease, conveyance or other disposition of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) (as an entirety or substantially as an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) in accordance with Section 5.01, upon the execution of a supplemental indenture by the Surviving Entity in form satisfactory to the Trustee (as evidenced by the Trustee’s execution thereof), the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, the Company or such Restricted Subsidiary, as the case may be, with respect to the Trustee Obligations under this Indenture and the Guarantee, as the case may be, with the same effect as if such Surviving Entity had been named as the Company, Guarantor or such Restricted Subsidiary, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Guarantee, as the case may be, with respect to the Trustee Obligations.

SECTION 1.18.  Amendment to Section 6.01.  Pursuant to Section 10.02 of the Existing Indenture, Section 6.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 6.01.  Events of Default.

An ‘‘Event of Default’’ occurs if:

(1) the Issuers fail to pay the principal of any Security when the same becomes due and payable (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantor, Article Twelve);

(2) the Issuers fail to pay any interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantor, Article Twelve);

(3) the Issuers default in the payment of principal of and interest on Securities required to be purchased pursuant to an Offer to Purchase as described under Section 4.05 and Section 4.14 when due and payable (whether or not such payment is prohibited by Article Eight hereof or, with respect to a payment on behalf of the Issuers by the Guarantor, Article Twelve);

(4) the Issuers fail to perform or comply with any of the provisions of Section 5.01;

(5) [INTENTIONALLY OMMITTED];

(6) [INTENTIONALLY OMMITTED];

(7) [INTENTIONALLY OMMITTED];

(8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding,

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding,

(B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

(C) orders the liquidation of the Company or any Significant Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

(10) [INTENTIONALLY OMMITTED].

The term ‘‘Custodian’’ means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

ARTICLE TWO

AMENDMENT OF EXISTING INDENTURE

SECTION 2.01.  Privileges and Immunities of Trustee. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of the Second Supplemental Indenture, for the due execution thereof by the Issuers and the Guarantors or for the recitals contained herein, which are the Issuers’ and the Guarantors’ responsibilities.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 3.01.  Instruments to be Read Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Existing Indenture, and said Existing Indenture and this Second Supplemental Indenture shall henceforth be read together.

SECTION 3.02.  Confirmation. The Existing Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

SECTION 3.03.  Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

SECTION 3.04.  Counterparts. This Second Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.05.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.06.  Effectiveness. The provisions of this Second Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto and will become operative on the

Operative Date of this Second Supplemental Indenture. If the Tender Offer Condition does not occur, the terms of this Second Supplemental Indenture shall be null and void.

SECTION 3.07.  Governing Law. The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

[remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

EURAMAX INTERNATIONAL LIMITED

By:	/s/ Paul F. Williams
Name: Paul F. Williams
Title: Director/Secretary

EURAMAX EUROPEAN HOLDINGS LIMITED

By:	/s/ Paul F. Williams
Name: Paul F. Williams
Title: Director/Secretary

EURAMAX EUROPEAN HOLDINGS, B.V.

By:	/s/ S. Kirk Huddleston
Name: S. Kirk Huddleston
Title: Attorney in fact for Rob Dresen on behalf of Euramax European Holdings B.V., the sole director of Euramax International Holdings B.V.

AMERIMAX U.K., INC.

By:	/s/ Ian Pittendreigh
Name: Ian Pittendreigh
Title: Secretary/Director

EURAMAX INTERNATIONAL, INC.

By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: Chief Financial Officer

EURAMAX INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Paul F. Williams
Name: Paul F. Williams
Title: Director/Secretary

EURAMAX CONTINENTAL LIMITED

By:	/s/ Paul F. Williams
Name: Paul F. Williams
Title: Director/Secretary

SIGNATURE PAGE TO THE SECOND SUPPLEMENTAL INDENTURE

AMERIMAX FABRICATED PRODUCTS INC.

By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: Chief Financial Officer

JPMORGAN CHASE BANK, as Trustee

By:	/s/ Natalia Moran
Name: Natalia Moran
Title: Vice President

SIGNATURE PAGE TO THE SECOND SUPPLEMENTAL INDENTURE